Exhibit 13.1

906 CERTIFICATION

The certification set forth below is being submitted in connection with the annual report on Form 20-F for the year ended December 31, 2015 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Securities Exchange Act of 1934”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Ross McEwan, the Chief Executive, and Ewen Stevenson, the Chief Financial Officer, of National Westminster Bank Plc, each certify that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of National Westminster Bank Plc.

April 29, 2016

/s/Ross McEwan Ross McEwan Chief Executive

/s/ Ewen Stevenson Ewen Stevenson Chief Financial Officer